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                                                                    EXHIBIT 4.1


                                   RESOLUTIONS


         RESOLVED, that in payment for legal services provided to the Company by Bruce J. Lurie from February 8, 2000 through May 31, 2000, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from February 8, 2000 through May 31, 2000, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").